Exhibit 3.226

CERTIFICATE OF FORMATION

OF

STAR SYSTEMS, LLC

ARTICLE I

NAME

The name of the limited liability company is STAR SYSTEMS, LLC (the “Company”).

ARTICLE II

INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company  1013 Centre Road, Wilmington, Delaware  19805 and the name of the initial registered agent of this Company at that address is The Corporation Service Company.

ARTICLE III

EFFECTIVE DATE

The Company shall be formed pursuant to this Certificate of Formation after the close of business on December 31, 1999, at 11:58 p.m.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation on this 27th day of December, 1999.

/s/ Robert A. Hunter
Robert A. Hunter
An Authorized Person

CERTIFICATE OF AMENDMENT

OF

Star Systems, LLC

1.                                       The name of the limited liability company is Star Systems, LLC.

2.             The Certificate of Formation of the limited liability company  is hereby amended as follows:

That the registered office of the Limited Liability Company in the State of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the Limited Liability Company is hereby changed to The Corporation Trust Company, the business address of which is identical to the aforementioned registered office as changed.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Star Systems, LLC this 19 day of June, 2002.

/s/ Tanya Madison, Associate Counsel
Authorized Person
Tanya Madison

Certificate of Amendment to Certificate of Formation

of

STAR SYSTEMS, LLC

It is hereby certified that:

1.  The name of the limited liability company (hereinafter called the “limited liability company”) is STAR SYSTEMS, LLC.

2.  The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE  19808.”

Executed on April 6, 2004

/s/ Stanley J. Andersen
Stanley J. Andersen, Authorized Person